ACE HARDWARE CORPORATION
                            LIST OF SUBSIDIARIES

                                STATE/COUNTRY            NAME UNDER WHICH
SUBSIDIARY                    OF INCORPORATION       SUBSIDIARY DOES BUSINESS
----------                    ----------------       ------------------------

Ace Insurancy Agency, Inc.     Illinois              Ace Insurance Agency, Inc.

AHC Realty Corporation         Illinois              AHC Realty Corporation

Loss Prevention Services, Inc. Illinois              Loss Prevention Services,
                                                      Inc.

A.H.C. Sore Development Corp.  Illinois              A.H.C. Store Development
                                                      Corp.

Ace Hardware Canada Limited    Canada                Ace Hardware Canada Limited

National Hardlines Supply,     Illinois              National Hardlines Supply,
 Inc.                                                 Inc.

Ace Hardware de Mexico, S.A.   Mexico                Ace Hardware de Mexico,
 de C.V.                                              S.A. de C.V.

Ace Hardware Foundation        Illinois              Ace Hardware Foundation

New Age Insurance Ltd.         Bermuda               New Age Insurance Ltd.

Ace Hardware International,    Barbados              Ace Hardware International
 Inc.                                                 Inc.

Ace Corporate Stores, Inc.     Illinois              Ace Corporate Stores, Inc.